                                                                      EXHIBIT 99

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                             Table I
First Quarter Ended May 31, 2000 v. 1999
(in thousands, except shares outstanding and per share data)

                  EQUITY BASIS


                                                    3 Months Ended May 31,

                                                     2000            1999
                                                     ----            ----

REVENUES
Box Office                                      $    143,546    $    141,373
Concession                                            54,425          53,185
Other                                                  7,299           7,226
                                                ------------    ------------
                                                     205,270         201,784

EXPENSES
Theatre operations and other expenses                162,385         161,120
Cost of concessions                                    8,639           7,605
General and administrative                            12,634          12,135
                                                ------------    ------------

Modified EBITDA (a)                                   21,612          20,924

Depreciation and amortization                         30,586          26,079
Loss on sale/disposals of theatres                       110               0
                                                ------------    ------------

LOSS FROM OPERATIONS                                  (9,084)         (5,155)
INTEREST EXPENSE                                      21,607          16,065
                                                ------------    ------------

LOSS BEFORE INCOME TAXES                             (30,691)        (21,220)
INCOME TAX EXPENSE                                       782             659
                                                ------------    ------------

NET LOSS                                            ($31,473)       ($21,879)
                                                ============    ============

Attributable EBITDA (b)                         $     24,090    $     22,779
                                                ============    ============

Weighted Average Shares and
equivalent outstanding - Basic & Diluted          58,622,646      58,622,646

Net Loss per share - Basic & Diluted                  ($0.54)         ($0.37)

Debt Balance, net of cash at 5/31/00            $    890,975
                                                ============


NOTES:

(a) Modified EBITDA consists of earnings, including equity earnings from investments in the Company's partnerships before interest, taxes, depreciation and amortization, and losses on asset disposals or sales. Modified EBITDA should not be construed as an alternative to operating income (as determined in accordance with U.S. GAAP). In addition, the Modified EBITDA measure presented herein may not be comparable to similarly titled measures reported by other companies.


(b)  Modified EBITDA, including equity earnings       $21,612         $20,924
     Add: Equity loss/other included in
         Modified EBITDA                                  352              54
     Add: EBITDA from Partnerships                      4,252           3,602
                                                 ------------    ------------
      Total EBITDA                                     26,216          24,580

        Less: Partners' share of Total EBITDA           2,126           1,801
                                                 ------------    ------------

      Attributable EBITDA                             $24,090         $22,779
                                                 ============    ============

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                          Table II
First Quarter Ended May 31, 2000 v. 1999                             Page 1 of 2
(in thousands, except shares outstanding and per share data)

              FULLY COMBINED BASIS

                                                     3 Months Ended May 31,

                                                      2000            1999
                                                      ----            ----

REVENUES
Box Office                                           $ 160,821    $ 158,250
Concession                                              61,379       59,992
Other                                                    8,633        7,897
                                                     ---------    ---------
                                                       230,833      226,139

EXPENSES
Theatre operations and other expenses                  181,040      179,392
Cost of concessions                                      9,920        8,768
General and administrative                              13,657       13,399
                                                     ---------    ---------

Total EBITDA (a)                                        26,216       24,580

Depreciation and amortization                           33,249       27,872
Loss on sale/disposals of theatres                         110            0
                                                     ---------    ---------

LOSS FROM OPERATIONS                                    (7,143)      (3,292)
PARTNERS' SHARE                                            466          382
INTEREST EXPENSE                                        23,006       16,973
                                                     ---------    ---------

LOSS BEFORE INCOME TAXES                               (30,615)     (20,647)
INCOME TAX EXPENSE                                         858        1,232
                                                     ---------    ---------

NET LOSS                                              ($31,473)    ($21,879)
                                                     =========    =========

Attributable EBITDA (b)                              $  24,090    $  22,779
                                                     =========    =========

Level of Attributable Debt, net of cash at 5/31/00   $ 916,750
                                                     =========

Operating Statistics:
---------------------

Total Attendance                                       28,923        29,854
Revenues per location (c)                             $599.57       $535.87
Revenues per screen (c)                               $ 78.89       $ 78.49
Total EBITDA per location (c)                         $ 68.09       $ 58.25
Total EBITDA per screen (c)                           $  8.96       $  8.53
Attendance per location (c)                             75.12         70.74
Attendance per screen (c)                                9.88         10.36
Average ticket price - Total Circuit                  $  5.56       $  5.30
  Average ticket price - U.S.                         $  6.28       $  6.02
  Average ticket price - Canada                       $  3.71       $  3.66
  Average ticket price - International                $  3.57       $  3.83
Concession revenue per patron - Total Circuit         $  2.12       $  2.01
  Concession revenue per patron - U.S.                $  2.36       $  2.25
  Concession revenue per patron - Canada              $  1.59       $  1.55
  Concession revenue per patron - International       $  1.14       $  1.06
Concession margin                                       83.84%        85.38%
Operating margin                                        11.36%        10.87%
Profit per patron                                     $  0.91       $  0.82

Loews Cineplex Entertainment Corporation
Summary of Operating Results                                          Table II
Quarter Ended May 31, 2000 v. May 31, 1999                          Page 2 of 2




NOTES:

(a) Total EBITDA consists of EBITDA plus loss on sale/disposals of theatres and includes 100% of the operating results of the Company's partnerships. Total EBITDA should not be construed as an alternative to operating income (as determined in accordance with U.S. GAAP), as a measure of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with U.S. GAAP), as a measure of the Company's liquidity. In addition, the Total EBITDA measure presented herein may not be comparable to similarly titled measures reported by other companies. Total EBITDA measures the amount of cash that a company has available for investment or other uses and is used by the Company as a measure of its performance. The Company believes that Total EBITDA is an important measure, in addition to cash flow from operations and EBITDA, in viewing its overall liquidity and borrowing capacity.

(b) Attributable EBITDA consists of Total EBITDA less partners' share of Total EBITDA.

(c) All per screen and location ratios are based upon the weighted average number of screens and locations in operation during the period and include 100% of the results of the significant partnerships in which the Company has a 50% interest.